Exhibit 1.01

LKQ Corporation
Conflict Minerals Report
For the Year Ended December 31, 2023

This Conflict Minerals Report for LKQ Corporation ("LKQ" or the "Company") is filed pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, for the year ended December 31, 2023.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals"). The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of Products Covered by this Report

Certain of LKQ's operations manufacture, or contract to manufacture, products for which the Conflict Minerals may be necessary to the functionality or production of those products. These products include: refurbished bumpers; refurbished lights; refurbished wheels; remanufactured engines; remanufactured transmissions; remanufactured powertrain components; remanufactured heavy-duty truck products; and towing products, winches, generators and lighting that we either manufacture or contract to manufacture in our Specialty operations (collectively, the "Covered Products"). These products are generally assembled or manufactured from various components. For our refurbished and remanufactured products, the process begins with a used automotive core that is modified with various additional components, parts or raw materials. The automotive cores used in our operations are obtained through our salvage vehicle operations or from our repair shop customers. To the extent such cores contain Conflict Minerals, the Conflict Minerals are from scrap or recycled sources, and therefore, no further due diligence regarding the source of such Conflict Minerals is required under the Rule. To the extent the various additional components, parts or raw materials used to modify the cores contain Conflict Minerals, we perform due diligence regarding the source of such Conflict Minerals. For the products we manufacture in our Specialty operations, the process begins in our research and development facility where we design specifications for certain products to be sold under our exclusive brand names; we then identify suppliers for the raw materials necessary in the manufacturing process. The process for Specialty products which we contract to manufacture is similar to the products we manufacture, except we contract with third parties to perform the manufacturing based on the specifications provided.

Reasonable Country of Origin Inquiry

To determine the presence and source of Conflict Minerals within the components, parts or raw materials used in the manufacture of the Covered Products (excluding the automotive cores used in our refurbished and remanufactured products, as these are from scrap or recycled sources and are therefore outside the scope of the Rule), the Company conducted a good faith reasonable country of origin inquiry ("RCOI"), which was reasonably designed to determine whether any Conflict Minerals contained in such components, parts or raw materials originated from the Covered Countries. LKQ's RCOI included conducting a supply-chain survey with direct suppliers of these materials used in the Covered Products to identify the existence of, and if applicable, the source of, Conflict Minerals contained therein. As a downstream company, LKQ does not maintain a direct relationship with smelters or refiners and must rely solely on the declarations of upstream suppliers to report the use of Conflict Minerals in components, parts or raw materials. We surveyed approximately 560 suppliers, which represented all of our suppliers of components, parts or raw materials with which we modify automotive cores during the refurbishment and remanufacture of the Covered Products and with which we manufacture or contract to manufacture the Covered Products. We received responses from approximately 20% of the suppliers contacted. Based on the responses received, we have reason to believe that Conflict Minerals contained within the components, parts or raw materials used to modify our cores and manufacture or contract to manufacture the Covered Products may have originated from the Covered Countries and may not have come from recycled or scrap sources. As a result, we performed due diligence procedures as discussed below.

Due Diligence Measures

LKQ Corporation designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the "OECD Guidance") as they relate to our position in the supply chain as a "downstream" purchaser.

I. Establish strong company management systems

Our External Reporting Department, with assistance from our operations teams for our Covered Products and with oversight by the Legal Department, is responsible for the due diligence process in connection with our compliance with Rule 13p-1. The due diligence team has established a framework of processes and procedures to communicate with our suppliers regarding the use of Conflict Minerals, to follow up with the suppliers when their responses require further information or when they fail to respond, and to provide instruction and assistance to the suppliers if necessary to help them comply with our information requests. The due diligence team has the full support of senior management.

II.Identify and assess risk in the supply chain

We requested that each of our direct suppliers of materials used in the Covered Products (excluding cores, as discussed above) complete the Conflict Minerals Reporting Template (the "Template") developed by the Responsible Minerals Initiative ("RMI"), which includes questions regarding a direct supplier’s Conflict Minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of Conflict Minerals processed by those facilities. This survey of our suppliers was conducted in conjunction with our RCOI as discussed above.

We reviewed the suppliers’ responses to the surveys discussed above against criteria developed to determine which responses required further engagement with the suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to obtain additional information and, as appropriate, updated responses. Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. In many cases, these smelters or refiners were not provided at a part-specific level, and therefore, we were unable to definitively conclude whether the Covered Products include Conflict Minerals from these smelters or refiners. Since we were unable to specifically identify which smelters and refiners (if any) sourced Conflict Minerals included in the Covered Products, to be over-inclusive we disclosed in Annex I all smelters and refiners provided to us by the suppliers.

We do not have direct relationships with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We compared the facilities listed in the responses to the list of smelters maintained by the RMI. Of the 378 smelters and refiners of Conflict Minerals identified for the year ended December 31, 2023, 239 were certified as "Conflict-Free" based on referencing the list of smelters maintained by the RMI.

Based on our due diligence procedures, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products, or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by our suppliers and the information obtained through our due diligence procedures, we believe that the facilities used to process the Conflict Minerals in the Covered Products may include the smelters and refiners listed in Annex I below.

III.Design and implement a strategy to respond to identified risks

The results of our supplier surveys and due diligence procedures, including this Conflict Minerals Report, were provided to senior management for review. We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of Conflict Minerals used in the Covered Products.

IV.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

We do not have a direct relationship with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits through industry-wide initiatives such as those led by the Responsible Minerals Assurance Process.

V.Report annually on supply chain due diligence

This Conflict Minerals Report constitutes our report on our supply chain due diligence in accordance with Rule 13p-1. This report is available on our website at www.lkqcorp.com in SEC Filings under the Investor Relations section.

Forward-Looking Statements

This Conflict Minerals Report includes forward-looking statements. Words such as "may," "believe," "if" and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual outcomes and results to be materially different. All forward-looking statements are based on our expectations as of the date of this Conflict Minerals Report. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Annex I

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
L'Orfebre S.A.	ANDORRA	X
ABC Refinery Pty Ltd.	AUSTRALIA	X
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	X
Wolfram Bergbau und Hutten AG	AUSTRIA				X
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Plansee SE Reutte	AUSTRIA		X
Aurubis Beerse	BELGIUM			X
Industrial Refining Company	BELGIUM	X
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)			X
Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)			X
Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL			X
Estanho de Rondonia S.A.	BRAZIL			X
Mineracao Taboca S.A.	BRAZIL			X
White Solder Metalurgia e Mineracao Ltda.	BRAZIL			X
Melt Metais e Ligas S.A.	BRAZIL			X
Soft Metais Ltda.	BRAZIL			X
Resind Industria e Comercio Ltda.	BRAZIL			X
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL			X
Super Ligas	BRAZIL			X
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL			X
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	X
AMG Brasil	BRAZIL		X
Mineracao Taboca S.A.	BRAZIL		X
Coimpa Industrial LTDA	BRAZIL	X
Marsam Metals	BRAZIL	X
Resind Industria e Comercio Ltda.	BRAZIL		X
ACL Metais Eireli	BRAZIL				X
Cronimet Brasil Ltda	BRAZIL				X
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL				X
TRATHO Metal Quimica	BRAZIL			X
Asahi Refining Canada Ltd.	CANADA	X
CCR Refinery - Glencore Canada Corporation	CANADA	X
Royal Canadian Mint	CANADA	X
Planta Recuperadora de Metales SpA	CHILE	X
China Tin Group Co., Ltd.	CHINA			X
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA			X
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA			X
Gejiu Kai Meng Industry and Trade LLC	CHINA			X
HuiChang Hill Tin Industry Co., Ltd.	CHINA			X
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA			X
Ma'anshan Weitai Tin Co., Ltd.	CHINA			X
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA			X
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA			X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA			X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA			X
Jiangxi New Nanshan Technology Ltd.	CHINA			X
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA			X
Gejiu Fengming Metallurgy Chemical Plant	CHINA			X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA			X
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA			X
Hubei Green Tungsten Co., Ltd.	CHINA				X
Jiangxi Tuohong New Raw Material	CHINA		X
Shenzhen CuiLu Gold Co., Ltd.	CHINA	X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				X
China Molybdenum Tungsten Co., Ltd.	CHINA				X
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA				X
RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA		X
Fujian Xinlu Tungsten Co., Ltd.	CHINA				X
YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA				X
Dongwu Gold Group	CHINA	X
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA		X
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA		X
Penglai Penggang Gold Industry Co., Ltd.	CHINA	X
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	X
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	X
Shandong Gold Smelting Co., Ltd.	CHINA	X
Xiamen Tungsten Co., Ltd.	CHINA				X
Guangdong Jinding Gold Limited	CHINA	X
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				X
Malipo Haiyu Tungsten Co., Ltd.	CHINA				X
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				X
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA		X
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				X
FIR Metals & Resource Ltd.	CHINA		X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA				X
Shandong Humon Smelting Co., Ltd.	CHINA	X
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	X
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				X
Daye Non-Ferrous Metals Mining Ltd.	CHINA	X
Yunnan Copper Industry Co., Ltd.	CHINA	X
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA				X
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA		X
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Hunan Chenzhou Mining Co., Ltd.	CHINA				X
Hunan Chenzhou Mining Co., Ltd.	CHINA	X
Hunan Jintai New Material Co., Ltd.	CHINA				X
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA		X
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	X
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	X
F&X Electro-Materials Ltd.	CHINA		X
Refinery of Seemine Gold Co., Ltd.	CHINA	X
Heraeus Metals Hong Kong Ltd.	CHINA	X
Jiangxi Copper Co., Ltd.	CHINA	X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA		X
Jiujiang Tanbre Co., Ltd.	CHINA		X
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	X
Lingbao Gold Co., Ltd.	CHINA	X
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	X
Metalor Technologies (Suzhou) Ltd.	CHINA	X
Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Changsha South Tantalum Niobium Co., Ltd.	CHINA		X
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA				X
Jiujiang Janny New Material Co., Ltd.	CHINA		X
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA		X
Dragon Silver Holdings Limited	CHINA			X
Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA				X
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				X
Fujian Ganmin RareMetal Co., Ltd.	CHINA				X
Taike Technology (Suzhou) Co.,Ltd.	CHINA		X
V&D New Materials (Jiangsu) Co., Ltd.	CHINA		X
RFH Recycling Metals Co., Ltd.	CHINA		X
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA		X
Gold by Gold Colombia	COLOMBIA	X
C.I Metales Procesados Industriales SAS	COLOMBIA	X
Sancus ZFS (L’Orfebre, SA)	COLOMBIA	X
Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE			X
SAFINA A.S.	CZECHIA	X
NPM Silmet AS	ESTONIA		X
5D Production OU	ESTONIA		X
WEEEREFINING	FRANCE	X
SAAMP	FRANCE	X
WIELAND Edelmetalle GmbH	GERMANY	X
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	X
Heraeus Germany GmbH Co. KG	GERMANY	X
Heimerle + Meule GmbH	GERMANY	X
Aurubis AG	GERMANY	X
C. Hafner GmbH + Co. KG	GERMANY	X
Agosi AG	GERMANY	X
H.C. Starck Tungsten GmbH	GERMANY				X
TANIOBIS Smelting GmbH & Co. KG	GERMANY				X
TANIOBIS Smelting GmbH & Co. KG	GERMANY		X
TANIOBIS GmbH	GERMANY		X
Feinhütte Halsbrücke GmbH	GERMANY			X
H.C. Starck Hermsdorf GmbH	GERMANY		X
Gold Coast Refinery	GHANA	X
Precious Minerals and Smelting Limited	INDIA			X
GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	X
Sai Refinery	INDIA	X
Bangalore Refinery	INDIA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
JALAN & Company	INDIA	X
Augmont Enterprises Private Limited	INDIA	X
Kundan Care Products Ltd.	INDIA	X
Emerald Jewel Industry India Limited (Unit 1)	INDIA	X
Emerald Jewel Industry India Limited (Unit 2)	INDIA	X
Emerald Jewel Industry India Limited (Unit 3)	INDIA	X
Emerald Jewel Industry India Limited (Unit 4)	INDIA	X
CGR Metalloys Pvt Ltd.	INDIA	X
Sovereign Metals	INDIA	X
Shirpur Gold Refinery Ltd.	INDIA	X
MD Overseas	INDIA	X
MMTC-PAMP India Pvt., Ltd.	INDIA	X
Metallurgical Products India Pvt., Ltd.	INDIA		X
PT Mitra Stania Prima	INDONESIA			X
PT Menara Cipta Mulia	INDONESIA			X
PT Timah Tbk Mentok	INDONESIA			X
PT Timah Tbk Kundur	INDONESIA			X
PT Refined Bangka Tin	INDONESIA			X
PT Bangka Serumpun	INDONESIA			X
PT Tinindo Inter Nusa	INDONESIA			X
PT Aries Kencana Sejahtera	INDONESIA			X
PT Artha Cipta Langgeng	INDONESIA			X
PT Sukses Inti Makmur (SIM)	INDONESIA			X
PT Babel Inti Perkasa	INDONESIA			X
PT Timah Nusantara	INDONESIA			X
PT Stanindo Inti Perkasa	INDONESIA			X
PT Bukit Timah	INDONESIA			X
PT Rajehan Ariq	INDONESIA			X
PT Rajawali Rimba Perkasa	INDONESIA			X
CV Venus Inti Perkasa	INDONESIA			X
PT ATD Makmur Mandiri Jaya	INDONESIA			X
CV Ayi Jaya	INDONESIA			X
PT Prima Timah Utama	INDONESIA			X
PT Lautan Harmonis Sejahtera	INDONESIA			X
PT Mitra Sukses Globalindo	INDONESIA			X
PT Aneka Tambang (Persero) Tbk	INDONESIA	X
PT Babel Surya Alam Lestari	INDONESIA			X
PT Bangka Tin Industry	INDONESIA			X
PT Belitung Industri Sejahtera	INDONESIA			X
PT Panca Mega Persada	INDONESIA			X
PT Sariwiguna Binasentosa	INDONESIA			X
PT Tommy Utama	INDONESIA			X
PT Premium Tin Indonesia	INDONESIA			X
PT Tirus Putra Mandiri	INDONESIA			X
PT Putera Sarana Shakti (PT PSS)	INDONESIA			X
PT Cipta Persada Mulia	INDONESIA			X
PT Bangka Prima Tin	INDONESIA			X
PT Masbro Alam Stania	INDONESIA			X
Safimet S.p.A	ITALY	X
8853 S.p.A.	ITALY	X
Italpreziosi	ITALY	X
T.C.A S.p.A	ITALY	X
Chimet S.p.A.	ITALY	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Mitsubishi Materials Corporation	JAPAN			X
Dowa	JAPAN			X
Chugai Mining	JAPAN	X
A.L.M.T. Corp.	JAPAN				X
Asahi Pretec Corp.	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN	X
Aida Chemical Industries Co., Ltd.	JAPAN	X
Dowa	JAPAN	X
Eco-System Recycling Co., Ltd. East Plant	JAPAN	X
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Mitsubishi Materials Corporation	JAPAN	X
Mitsui Mining and Smelting Co., Ltd.	JAPAN		X
Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Japan Mint	JAPAN	X
Japan New Metals Co., Ltd.	JAPAN				X
Matsuda Sangyo Co., Ltd.	JAPAN	X
Kojima Chemicals Co., Ltd.	JAPAN	X
TANIOBIS Japan Co., Ltd.	JAPAN		X
Yokohama Metal Co., Ltd.	JAPAN	X
Yamakin Co., Ltd.	JAPAN	X
Taki Chemical Co., Ltd.	JAPAN		X
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Tokuriki Honten Co., Ltd.	JAPAN	X
Nihon Material Co., Ltd.	JAPAN	X
Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Global Advanced Metals Aizu	JAPAN		X
Eco-System Recycling Co., Ltd. North Plant	JAPAN	X
Eco-System Recycling Co., Ltd. West Plant	JAPAN	X
TOO Tau-Ken-Altyn	KAZAKHSTAN	X
Ulba Metallurgical Plant JSC	KAZAKHSTAN		X
Kazakhmys Smelting LLC	KAZAKHSTAN	X
Kazzinc	KAZAKHSTAN	X
LS MnM Inc.	KOREA, REPUBLIC OF	X
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	X
LT Metal Ltd.	KOREA, REPUBLIC OF	X
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
Torecom	KOREA, REPUBLIC OF	X
Samduck Precious Metals	KOREA, REPUBLIC OF	X
Samwon Metals Corp.	KOREA, REPUBLIC OF	X
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
NH Recytech Company	KOREA, REPUBLIC OF	X
DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF				X
HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF				X
Kyrgyzaltyn JSC	KYRGYZSTAN	X
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	X
Malaysia Smelting Corporation (MSC)	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA	X
Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA			X
Rian Resources SDN. BHD.	MALAYSIA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Sellem Industries Ltd.	MAURITANIA	X
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
Caridad	MEXICO	X
KEMET de Mexico	MEXICO		X
Pongpipat Company Limited	MYANMAR			X
DS Myanmar	MYANMAR			X
REMONDIS PMR B.V.	NETHERLANDS	X
Morris and Watson	NEW ZEALAND	X
K.A. Rasmussen	NORWAY	X
Minsur	PERU			X
O.M. Manufacturing Philippines, Inc.	PHILIPPINES			X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				X
Fenix Metals	POLAND			X
KGHM Polska Miedz Spolka Akcyjna	POLAND	X
Albino Mountinho Lda.	PORTUGAL	X
Novosibirsk Tin Combine	RUSSIAN FEDERATION			X
Unecha Refractory metals plant	RUSSIAN FEDERATION				X
Moliren Ltd.	RUSSIAN FEDERATION				X
Hydrometallurg, JSC	RUSSIAN FEDERATION				X
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION				X
NPP Tyazhmetprom LLC	RUSSIAN FEDERATION				X
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	X
LLC Vostok	RUSSIAN FEDERATION				X
Artek LLC	RUSSIAN FEDERATION				X
OOO “Technolom” 2	RUSSIAN FEDERATION				X
OOO “Technolom” 1	RUSSIAN FEDERATION				X
JSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
JSC Uralelectromed	RUSSIAN FEDERATION	X
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION		X
Luna Smelter, Ltd.	RWANDA			X
PowerX Ltd.	RWANDA		X
L'azurde Company For Jewelry	SAUDI ARABIA	X
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
AU Traders and Refiners	SOUTH AFRICA	X
Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	X
Aurubis Berango	SPAIN			X
CRM Synergies	SPAIN			X
SEMPSA Joyeria Plateria S.A.	SPAIN	X
Sudan Gold Refinery	SUDAN	X
Boliden Ronnskar	SWEDEN	X
Argor-Heraeus S.A.	SWITZERLAND	X
Cendres + Metaux S.A.	SWITZERLAND	X
Metalor Technologies S.A.	SWITZERLAND	X
PX Precinox S.A.	SWITZERLAND	X
MKS PAMP SA	SWITZERLAND	X
Valcambi S.A.	SWITZERLAND	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Rui Da Hung	TAIWAN, PROVINCE OF CHINA			X
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	X
Thaisarco	THAILAND			X
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND			X
TANIOBIS Co., Ltd.	THAILAND		X
Umicore Precious Metals Thailand	THAILAND	X
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X
Istanbul Gold Refinery	TURKEY	X
African Gold Refinery	UGANDA	X
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	X
Fujairah Gold FZC	UNITED ARAB EMIRATES	X
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	X
Emirates Gold DMCC	UNITED ARAB EMIRATES	X
International Precious Metal Refiners	UNITED ARAB EMIRATES	X
Kaloti Precious Metals	UNITED ARAB EMIRATES	X
Sam Precious Metals	UNITED ARAB EMIRATES	X
Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND		X
Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND				X
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
Alpha	UNITED STATES OF AMERICA			X
Metallic Resources, Inc.	UNITED STATES OF AMERICA			X
Tin Technology & Refining	UNITED STATES OF AMERICA			X
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	X
Niagara Refining LLC	UNITED STATES OF AMERICA				X
Alexy Metals	UNITED STATES OF AMERICA	X
Pease & Curren	UNITED STATES OF AMERICA	X
QG Refining, LLC	UNITED STATES OF AMERICA	X
Metallix Refining Inc.	UNITED STATES OF AMERICA	X
Global Tungsten & Powders LLC	UNITED STATES OF AMERICA				X
Kennametal Huntsville	UNITED STATES OF AMERICA				X
Advanced Chemical Company	UNITED STATES OF AMERICA	X
QuantumClean	UNITED STATES OF AMERICA		X
Materion	UNITED STATES OF AMERICA	X
Kennametal Fallon	UNITED STATES OF AMERICA				X
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
Materion Newton Inc.	UNITED STATES OF AMERICA		X
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA		X
D Block Metals, LLC	UNITED STATES OF AMERICA		X
Telex Metals	UNITED STATES OF AMERICA		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Sabin Metal Corp.	UNITED STATES OF AMERICA	X
Geib Refining Corporation	UNITED STATES OF AMERICA	X
Exotech Inc.	UNITED STATES OF AMERICA		X
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM			X
An Vinh Joint Stock Mineral Processing Company	VIET NAM			X
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM			X
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM			X
VQB Mineral and Trading Group JSC	VIET NAM			X
Asia Tungsten Products Vietnam Ltd.	VIET NAM				X
Masan High-Tech Materials	VIET NAM				X
Tungsten Vietnam Joint Stock Company	VIET NAM				X
Nam Viet Cromit Joint Stock Company	VIET NAM				X
Fidelity Printers and Refiners Ltd.	ZIMBABWE	X